Exhibit 99.4

Annex A-1

Directors of Atlas Holdings

Name	Citizenship	Business Address	Present Principal Occupation	Beneficial Ownership of Vodafone Ordinary Shares
Mr. Hatem Dowidar	Egyptian, Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Executive Officer, e&	None
Mr. Karim Bennis	French	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Financial Officer, e&	None
Mr. Hasan Mohamed Al Hosani	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Corporate Secretary, e&	None

1

Annex A-2

Directors and Executive Officers of e&

Name	Citizenship	Business Address	Present Principal Occupation	Beneficial Ownership of Vodafone Ordinary Shares
Directors of e&
H.E. Jassem Mohamed Bu Ataba Alzaabi	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chairman of e& Group	None
Mr. Essa Abdulfattah Kazim Al Mulla	Emirati	Dubai International Financial Centre (“DIFC”), the Gate Building, Level 14, East Wing, Dubai, UAE	Governor, DIFC	None
Mr. Hesham Abdulla Qassim Al Qassim	Emirati	Dubai Real Estate Corporation, P.O. Box 23073, Dubai, UAE	Chief Executive Officer, Dubai Real Estate Corporation	None
Sheikh Ahmed Mohamed Sultan Al Dhahiri	Emirati	Pan Emirates Bldg, 01 floor, 04 office, Airport Road, Abu Dhabi, UAE	Entrepreneur	None
Ms. Mariam Saeed Ahmed Ghobash	Emirati	PO Box 47233, Abu Dhabi, UAE	Self-employed	None
Mr. Saleh Abdulla Ahmed Alabdooli	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Director of e&	None
Mr. Mansoor Ibrahim Ahmed Al Mansoori	Emirati	13th Floor, Capital Gate, Abu Dhabi, UAE	Group Chief Operating Officer, G42	None
Mr. Michel Combes	French	200 S Biscayne Blvd 19th Floor, Miami, FL 33131, USA	Chief Executive Officer, SoftBank Group	1,622,121 Ordinary Shares
Mr. Abdelmonem Bin Eisa Bin Nasser Alserkal	Emirati	PO Box 1219, Dubai, UAE	Managing Director	None
Mr. Khalid Abdulwahid Hassan Alrustamani	Emirati	AW Rostamani Head Office, 7th Floor, 25 Al Ittihad Rd. Al Khabaisi, PO Box 22715, Dubai, UAE	Chairman and Chief Executive Officer, AW Rostamani Group	151,750 Ordinary Shares(1)
Mr. Otaiba Khalaf Ahmed Al Otaiba	Emirati	6th Floor, Hamdan Street, Al Otaiba Tower, Abu Dhabi, UAE	Al Otaiba and Hamdan Budebes Lawyers and Legal Consultants	None

2

Executive Officers of e&
Mr. Hatem Dowidar	Egyptian, Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Executive Officer	None
Mr. Karim Bennis	French	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Financial Officer	None
Mr. Obaid Bokisha	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Operations Officer	None
Mr. Harrison Him Shun Lung	Canadian	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Strategy Officer	None
Mr. Mikhail Gerchuk	United Kingdom	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chief Executive Officer, e& International	None
Mr. Khalid Abdulla Murshed Rashed	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chief Executive Officer, e& Enterprise	None
Mr. Khalifa Al Shamsi	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Chief Executive Officer, e& Life	None
Mr. Nabil Baccouche	Belgian	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Chief Carrier & Wholesale Officer	None
Mr. Hasan Mohamed Al Hosani	Emirati	Emirates Telecommunications Group Company PJSC, Head Office Building A, Intersection of Zayed the 1st Street and Sheikh Rashid Bin Saeed Al Maktoum Street, PO Box 3838, Abu Dhabi, UAE	Group Corporate Secretary, e&	None

______

1	All Ordinary Shares are owned directly by the AW Rostamani Group.

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Annex A-3

Directors and Executive Officers of EIA

Name	Citizenship	Business Address	Present Principal Occupation	Beneficial Ownership of Vodafone Ordinary Shares
Directors of EIA
H.H. Sheikh Mansour Bin Zayed Al Nahyan	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chairman of the Board	None
H.E. Mohamed Bin Hadi Al Hussaini	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Deputy Chairman of the Board	None
H.E. Dr. Sultan Bin Ahmad Al Jaber	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None
H.E. Abdullah Bin Touq Al Marri	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None
H.E. Mohamed Hassan Al Suwaidi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	5,281 Ordinary Shares(1)
H.E. Khaled Mohammed Balama	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None
H.E. Ahmed Jasim Al Zaabi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None
H.E. Hareb Masood Al Darmaki	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None
H.E. Kaltham Hamad Al Ghfeli	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Director of the Board	None

Executive Officers of EIA
Mr. Mohamed Al Mehairi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Executive Officer	None
Mr. Salem Al Mehairi	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Director	None
Ms. Hassa Balouma	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Executive Director	None
Mr. Majed AlMenhali	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Financial Officer	None
Mr. Troy Rieck	Australian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Investment Officer	None
Dr. Vasilios Siokis	Greek	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Risk Officer	None
Mr. Aaron Clayton	United Kingdom	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Human Resources Officer	None
Ms. Salwa Asban	Emirati	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Chief Internal Auditor	None
Ms. Rima Hadid	Australian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	General Counsel	None
Mr. Gustavo Bagattini	Brazilian	9th Floor, International Tower, ADNEC, Abu Dhabi, UAE	Strategy Director	None

1	All Ordinary Shares are owned directly by Gramercy Park S.A.

4